Exhibit 31.2

CERTIFICATIONS

I, Kevin Lacey, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Issue Direct Corporation and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 10, 2017	By:	/s/ Kevin P. Lacey
Chief Financial Officer
(Principal Accounting Officer)